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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Applied Molecular Evolution, Inc. of our report dated January 27, 2000, except for Note 8 as to which the date is June 15, 2000, and Note 9, as to which the date is July 26, 2000, with respect to the Financial Statements of Applied Molecular Evolution, Inc. included in the Registration Statement (Form S-1 No. 333-36830) filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

                                            /s/ ERNST & YOUNG LLP

San Diego, California
August 1, 2000